Exhibit 99.1

To:	All Oshkosh Corporation Team Members

From:	John Pfeifer

Date:	August 26, 2021

Subject:	A personal message from John Pfeifer

Oshkosh family,

I want to share some news about my personal health.

I recently underwent testing that revealed a cancerous tumor on my pancreas. While no one is ever truly prepared for news like this, I am very fortunate we detected it early. I have just begun treatment, which will continue over the next several months. I am comforted knowing I have the support of my family and a world-class medical team. I am optimistic and upbeat and, after consulting with my doctors, I do not expect to take time away from the Company and will be as engaged in the organization during this treatment period as I’ve always been.

I want to thank all of you in advance for your support and well wishes and I know that the Oshkosh family is behind me. We have a strong team and we will persevere and continue our mission-critical work on behalf of our valued customers. Thank you all.

John